UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BIOFUEL ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Denver, Colorado 80202

___, 2010

Dear Stockholder:

You are invited to attend a Special Meeting of our stockholders scheduled to be held in the Company’s executive offices located at 1600 Broadway, Suite 2200, Denver, Colorado 80202 on ________, 201__, at ___________.

We have filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission for a rights offering (the “Rights Offering”).  The Registration Statement was declared effective on [                    ], 2010.  Pursuant to the Rights Offering, we distributed at no charge to record holders of our common stock as of 5:00 p.m., New York City time, on [                    ], 2010, non-transferable subscription rights to purchase depositary shares representing an aggregate of 2,000,000 shares of our Series A Non-Voting Convertible Preferred Stock.  Each subscription right will permit the holder of such right to acquire, at a price equal to $0.56, one depositary share under the basic subscription privilege and will also provide the holder of such right with an over-subscription privilege.  The over-subscription privilege will entitle the holder of the subscription right to subscribe for an additional amount of depositary shares equal to up to 100% of the depositary shares for which the holder was otherwise entitled to subscribe.  Each depositary share will represent a fractional interest in a share of Series A Non-Voting Convertible Preferred Stock.  If our stockholders approve the proposals contained in the accompanying proxy statement, each share of Series A Non-Voting Convertible Preferred Stock will automatically convert into a number of shares of our common stock equal to the quotient obtained by dividing the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment (as defined below) by 2,000,000.  Upon conversion of the Series A Non-Voting Convertible Preferred Stock, each depositary share shall entitle the holder thereof to receive one share of our common stock and, upon the distribution of one share of our common stock to the holder of each such depositary share, each such depositary share shall be automatically canceled and have no further value.  The Rights Offering expires at 5:00 p.m., New York City time, on [                    ].

Concurrent with the Rights Offering, BioFuel Energy, LLC (the “LLC”) will be conducting a concurrent private placement (the “LLC’s Concurrent Private Placement”).   Pursuant to the LLC’s Concurrent Private Placement, the LLC has granted purchase privileges to all holders of membership interests in the LLC (other than BioFuel Energy Corp.) as of the record date to purchase a new class of preferred membership interests in the LLC.  The preferred membership interests are convertible into membership interests in the LLC on a one-for-one basis.  Concurrent with such conversion, the holders of the preferred membership interests (other than BioFuel Energy Corp.) will also receive one share of class B common stock for each membership interest received upon conversion.  The membership interests in the LLC received upon conversion would then be exchangeable (together with the corresponding shares of class B common stock) by the holder (other than BioFuel Energy Corp.) for shares of our common stock.  Each LLC purchase privilege will permit the holder of such privilege to acquire, at a price equal to $0.56, one preferred membership interest in the LLC under the LLC basic purchase privilege and will also provide the holder of such LLC basic purchase privilege with an LLC additional purchase privilege.  The LLC additional purchase privilege will entitle the holder of the LLC purchase privilege to purchase an additional amount of preferred membership interests equal to up to 100% of the preferred membership interests that the holder was otherwise entitled to purchase.  The LLC’s Concurrent Private Placement has been structured so as to provide the holders of membership interests in the LLC (other than BioFuel Energy Corp.), whose interests are exchangeable on a one-for-one basis for shares of our common stock, with a private placement that is economically equivalent to the Rights Offering.

Subject to certain terms and conditions, the lenders under our bridge loan agreement (the “Backstop Parties”), have agreed to (i) participate in the Rights Offering and the LLC’s Concurrent Private Placement for their full basic subscription privilege and full LLC basic purchase privilege (the “Basic Commitment”) and (ii) purchase immediately prior to expiration of the Rights Offering and the LLC’s Concurrent Private Placement (x) all of the available depositary shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges and over-subscription privileges and (y) all of the available preferred membership interests in the LLC not otherwise sold in the LLC’s Concurrent Private Placement following the exercise of all LLC basic purchase privileges and LLC additional purchase privileges of all other holders of membership interests in the LLC (other than BioFuel Energy Corp.) (the “Backstop Commitment”).  Notwithstanding the foregoing, the Backstop Parties may, in certain circumstances, (i) reduce the number of depositary shares that they would otherwise be obligated to purchase pursuant to the Basic Commitment or Backstop Commitment or (ii) cause us to reduce the aggregate number of depositary shares offered in the Rights Offering (a “Backstop Reduction”).  In such an event, the Rights Offering will proceed with us and the Backstop Parties using commercially reasonable best efforts to structure and consummate an alternative transaction to take the place of the number of depositary shares subject to such reduction.  In particular, in the event of a Backstop Reduction that takes the form of a reduction of the number of depositary shares that the Backstop Parties would otherwise be obligated to purchase pursuant to the Backstop Commitment, the Backstop Parties shall either (i) exercise their respective Backstop Commitments with respect to all or a portion of the available depositary shares not otherwise sold in the Rights Offering by purchasing a new class of class B preferred membership interests in the LLC (instead of purchasing such available depositary shares) in the event that such Backstop Parties determine, in their sole discretion, that purchase of such available depositary shares would result in adverse tax, legal or regulatory consequences to us or such Backstop Parties (an “LLC Backstop Reallocation”) or (ii) not exercise their respective Backstop Commitments with respect to all or a portion of the available depositary shares not otherwise sold in the Rights Offering in the event that such Backstop Parties determine, in their sole discretion, that purchase of such available depositary shares would result in adverse tax, legal or regulatory consequences to us or such Backstop Parties.  The class B preferred membership interests, if issued pursuant to an LLC Backstop Reallocation, would have the same terms as the preferred membership interests, except that, upon conversion of such class B preferred membership interests, holders of such class B preferred membership interests would receive membership interests in the LLC that would not be exchangeable for shares of our common stock.

If our stockholders approve the proposals contained in the accompanying proxy statement, all preferred membership interests and class B preferred membership interests (if any) in the LLC will automatically convert into membership interests in the LLC on a one-for-one basis and the holders of the preferred membership interests (other than BioFuel Energy Corp.) will also receive one share of our class B common stock for each membership interest received upon conversion.  The membership interests in the LLC received upon conversion of the preferred membership interests (but not those received upon conversion of the class B preferred membership interests) would then be exchangeable (together with the corresponding shares of our class B common stock) by the holder (other than BioFuel Energy Corp.) for shares of our common stock.

On September 24, 2010, we paid the Backstop Parties $743,795 in consideration of the Backstop Commitment and a fee of $776,825 in consideration of the funding of our bridge loan.  If the aggregate amount of the Rights Offering plus the LLC’s Concurrent Private Placement is greater than $40,000,000, an additional fee of 4% of the excess will be payable to the Backstop Parties as additional consideration for the Backstop Commitment (excluding for calculation purposes any additional depositary shares or preferred membership interests purchased by the Backstop Parties pursuant to their Basic Commitment or their over-subscription privileges or LLC additional purchase privileges).

We expect that we will not have sufficient available authorized but unissued shares of our common stock and class B common stock under our Amended and Restated Certificate of Incorporation to allow for all potential issuances of common stock and class B common stock upon conversion of all shares of Series A Non-Voting Convertible Preferred Stock and upon conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that are issuable in connection with the Rights Offering, the LLC’s Concurrent Private Placement and the Cargill Stock Payment (as described in the accompanying proxy statement).  In addition, because our common stock is listed on The NASDAQ Global Market, we are subject to the NASDAQ Listing Rules.  NASDAQ Rule 5635(d) requires stockholder approval prior to certain issuances of securities, and the rule applies to such issuances in connection with the Rights Offering, the LLC’s Concurrent Private Placement and the Cargill Stock Payment.

As a result, at the Special Meeting, you will be asked to consider and vote on the following two proposals:

1.
To consider and vote on a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to [             ] and our class B common stock from 50,000,000 to [             ].

2.
To consider and vote on a proposal to authorize and approve, pursuant to NASDAQ Rule 5635(d):  (i) the issuance of all shares of our common stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the depositary shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of our class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that holders of membership interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of our common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of the Warrants (as described in the accompanying proxy statement) and of all shares of our common stock issuable upon the exercise of the Warrants assuming that such Warrants are issued.

Our board of directors recommends that our stockholders vote “FOR” these proposals.

Please read the accompanying proxy statement for information about the matters to be voted upon. Your vote is important. Whether or not you plan to attend the Special Meeting in person, we urge you to submit your proxy as soon as possible via the Internet, by telephone or by mail.

Sincerely,

Scott H. Pearce
President and CEO

BIOFUEL ENERGY CORP.
1600 BROADWAY, SUITE 2200
DENVER, COLORADO 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held [                    ], 201__

To the Stockholders of BioFuel Energy Corp.:

We will hold a Special Meeting of Stockholders (the “Special Meeting”) of BioFuel Energy Corp. (the “Company”) in the Company’s executive offices located at 1600 Broadway, Suite 2200, Denver, Colorado 80202, on                          , 201__, at                          for the following purposes:

1.
To consider and vote on a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to [             ] and our class B common stock from 50,000,000 to [             ].

2.
To consider and vote on a proposal to authorize and approve, pursuant to NASDAQ Rule 5635(d):  (i) the issuance of all shares of our common stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the depositary shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of our class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that holders of membership interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of our common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of the Warrants and of all shares of our common stock issuable upon the exercise of the Warrants assuming that such Warrants are issued.

3.	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The Company’s board of directors recommends that stockholders vote “FOR” each of Proposals 1 and 2.

The board of directors has fixed __________, 201__ as the record date for the Special Meeting.  Only stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the Special Meeting or at any adjournments or postponements thereof.  Holders of both common stock and class B common stock are entitled to vote.  A complete list of stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder present at the Special Meeting and, for any purpose relevant to the Special Meeting, during ordinary business hours for at least 10 days prior to the Special Meeting, at the corporate offices of the Company at the address indicated above.

Pursuant to the rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.  This proxy statement is available free of charge at http://bnymellon.mobular.net/bnymellon/biof.

Whether or not you plan to attend the Special Meeting in person, we urge you to ensure your representation by submitting your proxy as promptly as possible.  You may do so by completing, signing, dating and returning the enclosed proxy card by mail, or you may submit your proxy by telephone or electronically through the Internet, as further described on the proxy card.  If you attend the Special Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to provide voting instructions for your shares.

By Order of the Board of Directors,

MARK L. ZOELLER

Corporate Secretary

BIOFUEL ENERGY CORP.
1600 BROADWAY, SUITE 2200
DENVER, COLORADO 80202

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	1

BACKGROUND	4

PROPOSAL 1	11

PROPOSAL 2	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

DESCRIPTION OF CAPITAL STOCK	21
Authorized Capital	21
Common Stock	21
Preferred Stock	22
Series A Non-Voting Convertible Preferred Stock	22
Description of the Depositary Shares	25
LLC Membership Interests	30
LLC Preferred Membership Interests; Amended and Restated Limited Liability Company Agreement	30
LLC Class B Preferred Membership Interests	31
Anti-Takeover Effects of Our Certificate of Incorporation and By-laws	32
Certain Other Provisions of Our Certificate of Incorporation and By-laws and Delaware Law	33

OTHER MATTERS	33

SOLICITATION OF PROXIES	33

WHERE YOU CAN FIND MORE INFORMATION	34

PROXY STATEMENT

The board of directors of BioFuel Energy Corp. (the “Company”) is soliciting your proxy for use at a Special Meeting of stockholders of BioFuel Energy Corp to be held in the Company’s executive offices located at 1600 Broadway, Suite 2200, Denver, Colorado 80202, on                          , 201__, at                          and any postponement or adjournments thereof for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders.

QUESTIONS AND ANSWERS

Q:  Why am I receiving these materials?

A:  The Company is providing these proxy materials to you and soliciting your vote in connection with a Special Meeting of stockholders, which will take place on                         , 201__. As a stockholder, you are invited to attend the Special Meeting and may vote on the proposals described in this Proxy Statement.

Q:  What information is contained in these materials?

A:  The information included in this Proxy Statement relates to the proposals to be voted on at the Special Meeting, the voting process and certain other required information.

Q:  Who may vote at the Special Meeting?

A: Only stockholders of record at the close of business on [                    ], 201__ may vote at the Special Meeting. As of the record date, there were [                    ] shares of common stock outstanding, and [                    ] shares of class B common stock outstanding, which together constitute a total of [                    ] outstanding voting shares of the Company. Each share of common stock and class B common stock is entitled to one vote and they will vote together as a single class.

Q:  What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:  Most stockholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered to be the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to submit a proxy for your shares or to vote in person at the Special Meeting. In that case, we have enclosed a proxy card for you to use. All holders of shares of class B common stock are stockholders of record.

Beneficial Owner. If your shares of common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or bank, which is considered to be the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Special Meeting. If you wish these shares to be voted at the Special Meeting, you must contact your bank or broker for instructions as to how to do so. Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

Q:  How can I vote my shares?

A:  You may vote either in person at the Special Meeting or submit a proxy for your shares, either telephonically, on the Internet or by signing and returning a proxy card. Please refer to the instructions included on your proxy card to submit a proxy.  Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail.  Therefore, stockholders of record electing to submit a proxy by telephone or the Internet should not return their proxy cards by mail.

If you hold your shares in street name through a bank, broker or other record holder, then you may provide voting instructions for your shares by the methods your bank or broker makes available using the instructions the bank or broker has included with this Proxy Statement.  These methods may include providing voting instructions over the Internet, by telephone or by mailing a voting instruction card. If you are a class B stockholder and choose not to attend the Special Meeting, you must sign, date and return your proxy card in order for your vote to be counted.

Q:  What is a “quorum” and why is it necessary?

A:  In order for us to conduct the Special Meeting, a majority of our outstanding shares of common stock and class B common stock as of [                    ], 2010 must be present in person or by proxy at the Special Meeting.  This is referred to as a quorum.

Q:  What am I being asked to vote on?

A:  You are voting on two proposals. Proposal 1 would authorize the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to [             ] and our class B common stock from 50,000,000 to [             ]. Delaware law requires stockholder approval for these amendments to our Amended and Restated Certificate of Incorporation.

Proposal 2 is required for the issuance of certain securities upon conversion to comply with NASDAQ Rule 5635(d).  Specifically, Proposal 2 would authorize and approve, pursuant to NASDAQ Rule 5635(d):  (i) the issuance of all shares of our common stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the depositary shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of our class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that holders of membership interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of our common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of the Warrants and of all shares of our common stock issuable upon the exercise of the Warrants assuming that such Warrants are issued.

The votes required for each of the proposals is as described below.

Our board of directors recommends that you vote your shares “FOR” both proposals. We are not aware of any other business to come before the Special Meeting.

Q:  What vote is required to approve each proposal, and how will votes be counted?

A:  In voting on Proposal 1, the amendment to the Company’s Amended and Restated Certificate of Incorporation, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  Approval of Proposal 1 requires the affirmative vote of a majority of the votes eligible to be cast at the Special Meeting.  Abstentions and broker non-votes will have the effect of voting against Proposal 1.  We reserve the right to take action on Proposal 1, if it is approved, even if Proposal 2 is not approved or implemented.  We also reserve the right to take no action on Proposal 1, if it is approved, if Proposal 2 is not also approved.

In voting on Proposal 2, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting.  Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 2.

Pursuant to the Voting Agreements described under “Background—Voting Agreements,” the Greenlight Parties and Third Point have agreed to vote their shares of common stock and class B common stock to approve Proposal 1 and Proposal 2, and together they own sufficient shares to approve Proposal 1 and Proposal 2.

Q:  Can I change my vote?

A: You have the right to revoke your proxy at any time before the Special Meeting by:

•	providing written notice to the Company’s corporate secretary that you revoke your proxy;

•	voting in person at the Special Meeting; or

•	signing a later-dated proxy card and submitting it so that it is received before the Special Meeting begins.

Attending the Special Meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing.

Q:  What does it mean if I get more than one proxy card?

A:  If your shares are registered differently and are held in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

Q:  Who may attend the Special Meeting?

A:  All stockholders who owned shares of our common stock and class B common stock on the record date may attend the Special Meeting. You may indicate on the enclosed proxy card if you plan to attend the Special Meeting.

Q:  Where and when will I be able to find the results of the voting?

A:  The results of the voting will be announced at the Special Meeting. We will also publish the final results in a current report on Form 8-K, which we will file with the Securities and Exchange Commission.

Q:  When are stockholder proposals for the 2011 annual meeting due?

A:  In order for an item of business proposed by a stockholder to be considered properly brought before the 2011 annual meeting of stockholders as an agenda item or to be eligible for inclusion in our 2011 proxy statement, our By-laws require that the stockholder give written notice to our Corporate Secretary. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the annual meeting. The notice must be received by our Corporate Secretary not less than 90 nor more than 120 calendar days before the first anniversary of the previous year’s annual meeting; provided, however, that in the event that (1) no annual meeting was held in the previous year or (2) the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary, notice by the stockholder must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the annual meeting date was mailed or public disclosure of the annual meeting date was made for such notice to be timely.  Accordingly, assuming that the date of the 2011 annual meeting does not change materially from the anniversary date of the 2010 meeting, proper notice of a stockholder proposal for the 2011 annual meeting must be received by us no earlier than January 19, 2011 and no later than February 18, 2011.

Q:  Who will bear the cost of soliciting proxies for the Special Meeting, and how will these proxies be solicited?

A:  We will pay the cost of preparing, assembling, printing, posting, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities.

BACKGROUND

This background section briefly summarizes selected information in this Proxy Statement and certain agreements that we entered into in connection with the Rights Offering and the LLC’s Concurrent Private Placement.  These agreements include the Bridge Loan Agreement and the Cargill Letter Agreement which are included as Exhibits 10.1 and 10.5, respectively, to our Current Report on Form 8-K filed on September 27, 2010 and the Amended and Restated Rights Offering Letter Agreement, the Amended and Restated Greenlight Parties’ Voting Agreement and the Amended and Restated Third Point Voting Agreement which were filed as exhibits to Amendment No. 1 to the Registration Statement filed on                     , 2010.  For more information about accessing the information we file with the SEC, please see “Where You Can Find More Information” below.

This section does not contain a summary of all the information included in this Proxy Statement or these agreements or that may otherwise be important to you.  You should carefully read this entire Proxy Statement and the other documents that are incorporated by reference herein.  We have not authorized any persons to give any information or to make any representations other than the information and statements included in or incorporated by reference into this Proxy Statement.  The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy our depositary shares, shares of our common stock, preferred membership interests in the LLC or any other securities.  Offers and sales of depositary shares issuable upon exercise of the rights in the Rights Offering will only be made by means of a prospectus meeting the requirements of the Securities Act and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, the Registration Statement was declared effective by the SEC on [                    ].

All references in this Proxy Statement to the “Company,” “we,” “us,” “our” or similar references mean BioFuel Energy Corp. and its successors, and include our consolidated subsidiaries where the context so requires.  References to “Cargill” refer to Cargill, Incorporated and its subsidiaries or affiliates.

The Bridge Loan Agreement

On September 24, 2010, we entered into a loan agreement (the “Bridge Loan Agreement”) with Greenlight Capital, LP, Greenlight Capital Qualified, LP, Greenlight Capital (Gold), LP, Greenlight Capital Offshore Partners, Greenlight Capital Offshore Master (Gold), Ltd., Greenlight Reinsurance, Ltd. (the “Greenlight Parties”) and Third Point Loan LLC (“Third Point” and, together with the Greenlight Parties, the “Backstop Parties”) and Greenlight APE, LLC, as administrative agent, pursuant to which we borrowed $19,420,620 (which we refer to as the “Bridge Loan”).  The proceeds of the Bridge Loan were used to repay certain working capital loans under our senior credit agreement and to pay certain related fees and expenses.  The Bridge Loan matures on March 24, 2011, and in the event the Bridge Loan is not paid in full on or before that date, we will issue warrants (which we refer to as the “Warrants”) to the Backstop Parties exercisable at an exercise price of $0.01 per share for an aggregate of 15% of our common stock on a fully diluted basis as of the date the Warrants are issued.

Cargill Letter Agreement

On September 23, 2010, we entered into a letter agreement with Cargill, Cargill Commodity Services, Inc. and our operating subsidiaries BFE Operating Company, LLC, Pioneer Trail Energy, LLC and Buffalo Lake Energy, LLC (which we refer to as the “Cargill Letter”) pursuant to which we and Cargill agreed to adjustments to certain commercial terms under our ethanol and distillers grains marketing agreements, corn supply agreements and grain facility leases.  We and Cargill also agreed that upon completion of the Rights Offering, (i) we will pay Cargill $2,800,828.57 (which we refer to as the “Cargill Cash Payment”) pursuant to the terms of the agreement dated January 14, 2009 by and between us and Cargill (which we refer to as the “Settlement Agreement”) and, as contemplated by the Settlement Agreement, Cargill will forgive a like amount of the payable under the Settlement Agreement and (ii) upon receipt of the Cargill Cash Payment, Cargill will forgive the remaining payable under the Settlement Agreement in exchange for depositary shares in an amount equal to approximately $6,000,000 (which we refer to as the “Cargill Stock Payment”).

The depositary shares that will make up the Cargill Stock Payment will be issued to Cargill on the 12th business day following the consummation of the Rights Offering and will be valued at a per share price equal to the average of the volume weighted averages of the trading prices of our common stock, as such prices are reported on The NASDAQ Global Market, for the 10 consecutive trading days ending on the second trading day immediately preceding the date such depositary shares are issued to Cargill.  In order to issue the depositary shares that will make up the Cargill Stock Payment, we expect to issue and deposit with the depositary a number of additional shares of Series A Non-Voting Convertible Preferred Stock that corresponds to the aggregate fractional interests in shares of Series A Non-Voting Convertible Preferred Stock that the newly issued depositary shares represent.  In the event that an insufficient number of authorized shares of Series A Non-Voting Convertible Preferred Stock are available for such issuance and deposit with the depositary, we expect to establish an alternative method for satisfying the Cargill Stock Payment that is satisfactory to us, Cargill and the Backstop Parties.

Voting Agreements

On September 24, 2010, the Greenlight Parties entered into a voting agreement, which was subsequently superseded in its entirety by the amended and restated voting agreement entered into by the Greenlight Parties and dated as of [       ], 2010,  which requires the Greenlight Parties, in connection with certain stockholder votes, to cast their votes (i) in favor of at least two directors who are not affiliated with, or employed by, and who are otherwise independent of, the Greenlight Parties and (ii) in favor of the proposals described herein.  Also on September 24, 2010, Third Point entered into a voting agreement, which was subsequently superseded in its entirety by the amended and restated voting agreement entered into by Third Point and dated as of [     ], 2010,  which requires Third Point, in connection with certain stockholder votes, to cast its votes in favor of the proposals described herein.  We refer to these voting agreements, as subsequently amended, collectively as the “Voting Agreements.”  Pursuant to the Voting Agreements, as subsequently amended, the Greenlight Parties and Third Point have agreed to vote in favor of both Proposals 1 and 2 of this Proxy Statement.

The Greenlight Parties are affiliates of Greenlight Capital, Inc., which, as of November 12, 2010, owned 7,542,104 shares of common stock and 4,311,396 shares of class B common stock, which together represented 36.4% of our outstanding total voting stock (composed of our common stock and class B common stock) on that date. Third Point is an affiliate of Third Point Funds, which as of November 12, 2010, owned 5,578,800 shares of common stock, which represented 17.1% of our outstanding total voting stock on that date.  Collectively, the Backstop Parties owned 53.5% of our outstanding total voting stock on that date, an amount which would be sufficient to approve both Proposals 1 and 2.

The Rights Offering Letter Agreement

In connection with the Bridge Loan Agreement, on September 24, 2010, we entered into a Rights Offering Letter Agreement with the Backstop Parties, which was subsequently amended and restated in its entirety by the Amendment and Restatement to the Rights Offering Letter Agreement entered into with the Backstop Parties and dated as of [     ], 2010.  The Rights Offering Letter Agreement, as subsequently amended, sets forth, among other things, the terms and conditions of the Rights Offering and the LLC’s Concurrent Private Placement, including the participation and backstop commitments of the Backstop Parties.

The Independent Committee

In connection with the negotiation, execution and amendment of the Rights Offering Letter Agreement, the Bridge Loan Agreement and the Voting Agreements, we established an independent committee of our board of directors consisting only of independent members of our board.  David Einhorn is the principal of the Greenlight Parties and a member of the board of directors; however, he was not involved in any of the deliberations or negotiations of the independent committee on our behalf as it relates to the terms of the Bridge Loan Agreement, the Rights Offering Letter Agreement (or amendment thereto), the LLC’s Concurrent Private Placement or the Voting Agreements.  The terms of the Rights Offering Letter Agreement and any amendment thereto and the Bridge Loan Agreement were determined after arm’s-length negotiations between the independent committee and the Backstop Parties.  The independent committee received financial advice from Piper Jaffray & Co., the independent financial advisor to the committee, and was advised by independent legal counsel.

The Rights Offering

Pursuant to the Rights Offering, we distributed at no charge to record holders of our common stock as of 5:00 p.m., New York City time, on [                    ], 2010, non-transferable subscription rights to purchase depositary shares representing an the aggregate of 2,000,000 shares of our Series A Non-Voting Convertible Preferred Stock.  The number of subscription rights distributed in the Rights Offering was [                    ].  The subscription rights were distributed pro rata to the holders of our common stock based on the number of shares of common stock held on the record date.  Each subscription right will permit the holder of such right to acquire, at a price equal to $0.56, one depositary share under the basic subscription privilege and will also provide the holder of such right with an over-subscription privilege.  The over-subscription privilege will entitle the holder of the subscription right to subscribe for an additional amount of depositary shares equal to up to 100% of the depositary shares for which the holder was otherwise entitled to subscribe.  If and to the extent that the Backstop Parties determine, after consultation with the Company, that the exercise of the over-subscription privileges would result in adverse tax, legal or regulatory consequences to the Company or any of the Backstop Parties, the Company may reduce or eliminate, pro rata for all holders of subscription rights, exercise of over-subscription privileges.  The Rights Offering expires at 5:00 p.m., New York City time, on [                    ].

Each depositary share will represent a fractional interest in a share of Series A Non-Voting Convertible Preferred Stock.  If our stockholders approve the proposals contained in the accompanying proxy statement, each share of Series A Non-Voting Convertible Preferred Stock will automatically convert into a number of shares of our common stock equal to the quotient obtained by dividing the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment by 2,000,000.  Upon conversion of the Series A Non-Voting Convertible Preferred Stock, each depositary share shall entitle the holder thereof to receive one share of our common stock and, upon the distribution of one share of our common stock to the holder of each such depositary share, each such depositary share shall be automatically canceled and have no further value.  As a result, the depositary shares are effectively convertible on a one-for-one basis into shares of common stock and will so convert if stockholders approve Proposals 1 and 2.

The LLC’s Concurrent Private Placement

Concurrent with the Rights Offering, the LLC will be conducting the LLC’s Concurrent Private Placement.  Pursuant to the LLC’s Concurrent Private Placement, the LLC has granted at no charge purchase privileges to all holders of membership interests in the LLC (other than BioFuel Energy Corp.) as of the record date to purchase a new class of preferred membership interests in the LLC.  The preferred membership interests are convertible into membership interests in the LLC on a one-for-one basis.  Concurrent with such conversion, the holders of the preferred membership interests (other than BioFuel Energy Corp.) will also receive one share of class B common stock for each membership interest received upon conversion.  The membership interests in the LLC received upon conversion would then be exchangeable (together with the corresponding shares of class B common stock) by the holder (other than BioFuel Energy Corp.) for shares of our common stock.  Each LLC purchase privilege will permit the holder of such privilege to acquire, at a price equal to $0.56, one preferred membership interest in the LLC under the LLC basic purchase privilege and will also provide the holder of such LLC basic purchase privilege with an LLC additional purchase privilege.  The LLC additional purchase privilege will entitle the holder of the LLC purchase privilege to purchase an additional amount of preferred membership interests equal to up to 100% of the preferred membership interests that the holder was otherwise entitled to purchase.  The LLC’s Concurrent Private Placement has been structured so as to provide the holders of membership interests in the LLC (other than BioFuel Energy Corp.), whose interests are exchangeable on a one-for-one basis for shares of our common stock, with a private placement that is economically equivalent to the Rights Offering.  The record date, term and expiration date of the LLC’s Concurrent Private Placement will be the same as those for the Rights Offering.

Immediately prior to the consummation of the Rights Offering and the LLC’s Concurrent Private Placement, the LLC will amend and restate its limited liability company agreement to add the preferred membership interests as a new class of LLC membership interest.  Immediately following the consummation of the LLC’s Concurrent Private Placement, the holders of membership interests in the LLC (other than BioFuel Energy Corp.) will be entitled to receive preferred membership interests in amounts to be determined in accordance with their exercise of LLC basic purchase privileges and LLC additional purchase privileges (and, in the case of the Backstop Parties, determined in accordance with their exercise of the Backstop Commitment for preferred membership interests).  Immediately following the consummation of the Rights Offering, BioFuel Energy Corp. will contribute all proceeds of the Rights Offering to the LLC, and the LLC will issue to BioFuel Energy Corp. a number of preferred membership interests equal to the number of depositary shares that BioFuel Energy Corp. issued in the Rights Offering.

If our stockholders approve Proposals 1 and 2 of this Proxy Statement, all preferred membership interests in the LLC will automatically convert into membership interests on a one-for-one basis.  Concurrent with such conversion, the holders of the preferred membership interests (other than BioFuel Energy Corp.) will also receive one share of class B common stock for each membership interest received upon conversion.  The membership interests in the LLC received upon conversion would then be exchangeable (together with the corresponding shares of class B common stock) by the holder (other than BioFuel Energy Corp.) for shares of our common stock.

The Backstop Commitment

The Backstop Parties have agreed, subject to the terms and conditions set forth in the Rights Offering Letter Agreement, as amended, to (i) participate in the Rights Offering and the LLC’s Concurrent Private Placement for their full basic subscription privilege and full LLC basic purchase privilege (which we refer to as the “Basic Commitment”) and (ii) purchase immediately prior to expiration of the Rights Offering and the LLC’s Concurrent Private Placement (x) all of the available depositary shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges and over-subscription privileges and (y) all of the available preferred membership interests in the LLC not otherwise sold in the LLC’s Concurrent Private Placement following the exercise of all LLC basic purchase privileges and LLC additional purchase privileges of all other holders of membership interests in the LLC (other than BioFuel Energy Corp.) (which we refer to as the “Backstop Commitment”).

Notwithstanding the foregoing, the Rights Offering Letter Agreement provides that the Backstop Parties may (i) reduce the number of depositary shares that they would otherwise be obligated to purchase pursuant to the Basic Commitment or Backstop Commitment or (ii) cause us to reduce the aggregate number of depositary shares offered in the Rights Offering, in the event that the Backstop Parties determine, in their sole discretion, that the consummation of the Rights Offering, the Basic Commitment or the Backstop Commitment would result in adverse tax, legal or regulatory consequences to us or any of the Backstop Parties.  In the event that the Backstop Parties cause us to reduce the aggregate number of depositary shares offered in the Rights Offering or reduce the number of depositary shares that they would otherwise be obligated to purchase pursuant to the Basic Commitment or Backstop Commitment, the Rights Offering would proceed with us and the Backstop Parties using commercially reasonable best efforts to structure and consummate an alternative transaction to take the place of the issuance of the depositary shares not purchased in the Rights Offering or pursuant to the Basic Commitment or Backstop Commitment.  The alternative transaction would be structured so as to preserve the economic benefits to the parties to the Rights Offering Letter Agreement as if the Rights Offering had been consummated in full without giving effect to such reduction (provided that no Backstop Party shall be obligated to fund an amount in excess of the amount represented by its Backstop Commitment).

In particular, in the event of a Backstop Reduction that takes the form of a reduction of the number of depositary shares that the Backstop Parties would otherwise be obligated to purchase pursuant to the Backstop Commitment, the Backstop Parties shall either (i) exercise their respective Backstop Commitments with respect to all or a portion of the available depositary shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges and over-subscription privileges by purchasing a new class of class B preferred membership interests in the LLC (instead of purchasing such available depositary shares) in the event that such Backstop Parties determine, in their sole discretion, that the purchase of such available depositary shares would result in adverse tax, legal or regulatory consequences to us or such Backstop Parties (an “LLC Backstop Reallocation”) or (ii) not exercise their respective Backstop Commitments with respect to all or a portion of the available depositary shares not otherwise sold in the Rights Offering following the exercise of all other holders’ basic subscription privileges and over-subscription privileges in the event that such Backstop Parties determine, in their sole discretion, that the purchase of such available depositary shares would result in adverse tax, legal or regulatory consequences to us or such Backstop Parties.  In the event of an LLC Backstop Reallocation, the LLC will issue such class B preferred membership interests to the applicable Backstop Parties (in equal number to the number of available depositary shares not purchased because of such LLC Backstop Reallocation) in exchange for payment of $0.56 for each class B preferred membership interest purchased.  The class B preferred membership interests, if issued, would have the same terms as the preferred membership interests (including as to conversion, distribution, liquidation and other rights), except that, upon conversion of such class B preferred membership interests, holders of such class B preferred membership interests would receive membership interests in the LLC that would not be exchangeable for shares of our common stock.

Fees and Expenses Paid or Payable to the Backstop Parties

On September 24, 2010, we paid the Backstop Parties $743,795 in consideration of the Backstop Commitment and a fee of $776,825 in consideration of the funding of the Bridge Loan.  If the aggregate amount of the Rights Offering plus the LLC’s Concurrent Private Placement is greater than $40,000,000, an additional fee of 4% of the excess will be payable to the Backstop Parties as additional consideration for the Backstop Commitment (excluding for calculation purposes any additional depositary shares or preferred membership interests purchased by the Backstop Parties pursuant to their Basic Commitment or their over-subscription privileges or LLC additional purchase privileges).  No portion of the Backstop Commitment fee previously paid to the Backstop Parties is refundable, even if the Backstop Parties elect to reduce the number of depositary shares that they would otherwise be obligated to purchase pursuant to the Basic Commitment or Backstop Commitment or cause us to reduce the aggregate number of depositary shares offered in the Rights Offering.  As described under “—Substitute Transaction,” if we sign a definitive agreement relating to a Substitute Transaction, we will also be required to pay the Backstop Parties a break-up fee equal to $350,000.  In addition, we have agreed to pay the reasonable fees and expenses of the Backstop Parties incurred in connection with the Rights Offering Letter Agreement and the transactions contemplated hereby, including the Rights Offering (including the reasonable fees and expenses of legal counsel to the Backstop Parties).

Substitute Transaction

The provisions of the Rights Offering Letter Agreement permit us to solicit, participate in, initiate or facilitate discussions or negotiations with, or provide any information to, any person or group of persons concerning any alternative equity financing or other transaction that would result in the (a) repayment in full of all amounts outstanding under the Bridge Loan Agreement, (b) repayment in full of all amounts under the Subordinated Debt Agreement and (c) satisfaction of all obligations under the Cargill Letter (which we refer to as a “Substitute Transaction”).  If, as a result of such activities, our board of directors (excluding any board member that is an affiliate of the Greenlight Parties) determines in good faith after consultation with outside legal counsel and independent financial advisors that (i) we have the opportunity to enter into a Substitute Transaction that will be consummated within a timeframe that is not materially longer than the anticipated timeframe for the Rights Offering and the LLC’s Concurrent Private Placement but in no event later than February 1, 2011 and (ii) such Substitute Transaction is more favorable to the holders of our common stock (excluding benefits arising to the Backstop Parties by virtue of the Backstop Commitment) than the Rights Offering and the LLC’s Concurrent Private Placement (taking into account all the terms and conditions of such Substitute Transaction that the board deems relevant including, without limitation, any break-up fee provisions, expense reimbursement provisions, conditions to closing and availability of necessary financing) and is reasonably likely to be consummated prior to February 1, 2011, then we shall deliver three business days’ prior notice to the Greenlight Parties of our intention to enter into such Substitute Transaction, together with reasonable details concerning the terms and conditions of such Substitute Transaction.  After such three business day period, (x) the board would be permitted to approve the Substitute Transaction, (y) we would be permitted to enter into such Substitute Transaction and (z) we would be permitted to terminate the Rights Offering Letter Agreement, so long as in each case (A) the Substitute Transaction continues to meet the requirements described in clause (ii) above and (B) upon execution of definitive documentation relating to a Substitute Transaction, we pay to the Backstop Parties an aggregate break-up fee (to be allocated among the Backstop Parties in accordance with their relative Backstop Commitments) in cash equal to $350,000.  We will also be required to repay all amounts owed under the Bridge Loan Agreement and the Subordinated Debt Agreement and satisfy all of our obligations under the Cargill Letter on or before the earlier of February 1, 2011 and the closing date of such Substitute Transaction.

PROPOSAL 1 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON  STOCK AND CLASS B COMMON STOCK

The board of directors has approved and recommends that the stockholders approve an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 100,000,000 shares to [             ] shares and class B common stock, par value $0.01 per share, from 50,000,000 shares to [             ] shares.  There will be no change in the number of authorized shares of preferred stock of the Company, which will remain at 5,000,000.  We are seeking the Amendment in order to allow for (i) the issuance of all shares of our common stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the depositary shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of our class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that holders of membership interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of our common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of the Warrants and of all shares of our common stock issuable upon the exercise of the Warrants assuming that such Warrants are issued.

As of the record date, there were [                    ] shares of common stock outstanding, net of [                    ] shares held in treasury, and [                    ] shares of class B common stock outstanding, which together constitute a total of [                    ] shares of outstanding voting shares of the Company.  In addition, as of the record date, [                    ] shares of our authorized but unissued common stock are reserved for issuance upon the exchange of currently outstanding membership interests in the LLC (along with the corresponding shares of class B common stock) and 3,000,000 shares of our authorized but unissued common stock are reserved for issuance pursuant to awards granted under the Company’s 2007 Equity Incentive Compensation Plan.

2,000,000 shares of Series A Non-Voting Convertible Preferred Stock will be issued upon consummation of the Rights Offering.  Assuming that neither the size of the Rights Offering nor the size of the Basic Commitment or Backstop Commitment is reduced by the Backstop Parties, assuming that there is no LLC Backstop Reallocation and before giving effect to the Cargill Stock Payment, we expect that these shares would be convertible into a total of [                    ] shares of common stock.  A summary of the material terms, including conversion rights, of the Series A Non-Voting Convertible Preferred Stock and the depositary shares can be found under “Description of Capital Stock.”  Twelve business days after the consummation of the Rights Offering, we expect to issue additional depositary shares to Cargill in order to make the Cargill Stock Payment.  In order to issue the depositary shares that will make up the Cargill Stock Payment, we expect to designate and issue and deposit with the depositary a number of additional shares of Series A Non-Voting Convertible Preferred Stock that corresponds to the aggregate fractional interests in shares of Series A Non-Voting Convertible Preferred Stock that the newly-issued depositary shares represent.  The exact number of depositary shares issuable to Cargill will not be known until after the Rights Offering is consummated.  Assuming a per share value of our common stock used to determine the number of Series A Non-Voting Convertible Preferred Shares representing depositary shares to be issued in satisfaction of the Cargill Stock Payment equal to $[                    ], which was the closing sales price of our common stock on The NASDAQ Global Market on [               ], 2010, [                    ] shares of Series A Non-Voting Convertible Preferred Stock convertible into [                    ] shares of common stock would be issued in connection with the Cargill Stock Payment.   As of the record date, before giving effect to the Amendment, we had [                    ] shares of authorized common stock available for issuance.

In addition, assuming that there is no Backstop Reduction or LLC Backstop Reallocation, we expect that [                    ] preferred membership interests in the LLC will be purchased in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment).  These preferred membership interests will be convertible into membership interests in the LLC on a one-for-one basis and the holders of the preferred membership interests (other than BioFuel Energy Corp.) will also receive one share of class B common stock for each membership interest received upon conversion.  Therefore, [                    ] shares of class B common stock would be issuable upon conversion of the [                    ] preferred membership interests.  In the event of an LLC Backstop Reallocation, however, up to [                    ] additional shares of class B common stock would be issuable upon conversion of the class B preferred membership interests to be received by the Backstop Parties as a result of such LLC Backstop Reallocation.  A summary of the material terms of the preferred membership interests and the class B preferred membership interests can be found under “Description of Capital Stock.”  For a description of an LLC Backstop Reallocation, see “Background—The Rights Offering—The Backstop Commitment.”  As of the record date, before giving effect to the Amendment, we had [                    ] shares of authorized class B common stock available for issuance.

As a result, before giving effect to the Amendment, we estimate that we do not have sufficient authorized but unissued shares of common stock and class B common stock under our Amended and Restated Certificate of Incorporation to allow for (i) the issuance of all shares of our common stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the depositary shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of our class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that holders of membership interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of our common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of the Warrants and of all shares of our common stock issuable upon the exercise of the Warrants assuming that such Warrants are issued.  Pursuant to the terms of the Series A Non-Voting Convertible Preferred Stock and the preferred membership interests and class B preferred membership interests (if any), unless and until stockholder approval for all such issuances is received, no shares of Series A Non-Voting Convertible Preferred Stock will convert into shares of common stock (and therefore no shares of common stock will be available for distribution by the depositary to the holders of the depositary shares) and no preferred membership interests or class B preferred membership interests (if any) in the LLC will convert into membership interests and (in the case of holders other than BioFuel Energy Corp.) the corresponding shares of class B common stock.

Required Vote

Adoption of the Amendment contemplated by Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock and class B common stock, voting together as a single class, entitled to vote thereon in order to be approved.  Abstentions and broker non-votes will have the effect of voting against Proposal 1.  We reserve the right to take action on Proposal 1, if it is approved, even if Proposal 2 is not approved or implemented.  We also reserve the right to take no action on Proposal 1, if it is approved, if Proposal 2 is not also approved.

Pursuant to the Voting Agreements, the Greenlight Parties and Third Point have agreed to vote their shares of common stock and class B common stock to approve Proposal 1.  Collectively, the Greenlight Parties and Third Point own [                    ]% of our outstanding common stock and class B common stock as of the record date, which is sufficient to approve Proposal 1.  See “Background—Voting Agreements.”

Neither the holders of shares of Series A Non-Voting Convertible Preferred Stock, nor the holders of depositary shares (which will represent fractional interests in shares of Series A Non-Voting Convertible Preferred Stock) nor the holders of preferred membership interests or class B preferred membership interests (if any) in the LLC will be entitled to a vote on Proposal 1 as a result of any such holdings.

If Proposal 1 is approved by the stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State (or such later time as may be specified therein), which filing is expected to occur promptly after the Special Meeting.

Recommendation of the Board of Directors

The board of directors of the Company recommends that the Company’s stockholders vote “FOR” the Amendment contemplated by Proposal 1.

PROPOSAL 2 — APPROVAL OF (I) THE ISSUANCE OF ALL SHARES OF OUR COMMON STOCK ISSUABLE UPON THE CONVERSION OF ALL SHARES OF SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES PURCHASED IN CONNECTION WITH THE RIGHTS OFFERING (OR PURSUANT TO THE BACKSTOP COMMITMENT) AND ISSUED PURSUANT TO THE CARGILL STOCK PAYMENT, (II)(A) THE ISSUANCE OF ALL SHARES OF OUR CLASS B COMMON STOCK ISSUABLE UPON THE CONVERSION OF ALL PREFERRED MEMBERSHIP INTERESTS AND CLASS B PREFERRED MEMBERSHIP INTERESTS (IF ANY) IN THE LLC THAT HOLDERS OF MEMBERSHIP INTERESTS IN THE LLC (OTHER THAN BIOFUEL ENERGY CORP.) PURCHASE IN THE LLC’S CONCURRENT PRIVATE PLACEMENT (OR PURSUANT TO THE BACKSTOP COMMITMENT) AND (B) THE ISSUANCE OF ALL SHARES OF OUR COMMON STOCK ISSUABLE UPON THE ELECTIVE EXCHANGE OF MEMBERSHIP INTERESTS IN THE LLC RECEIVED BY SUCH PERSONS FOLLOWING THE CONVERSION OF ALL PREFERRED MEMBERSHIP INTERESTS IN THE LLC AND (III) THE ISSUANCE OF THE WARRANTS AND OF ALL SHARES OF OUR COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS ASSUMING THAT SUCH WARRANTS ARE ISSUED

Our common stock is listed on The NASDAQ Global Market and therefore we are subject to the NASDAQ Listing Rules.  NASDAQ Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

Because we have agreed to pay a backstop fee to the Backstop Parties under the terms of the Rights Offering Letter Agreement, NASDAQ has advised us that the Rights Offering would not qualify under NASDAQ’s public offering exception.  In addition, the depositary shares issuable to Cargill in connection with the Cargill Stock Payment and the preferred membership interests and class B preferred membership interests (if any) in the LLC issuable in connection with the LLC’s Concurrent Private Placement (or the Backstop Commitment) will be issued in connection with private placements not eligible for the public offering exception.  We expect that the aggregate number of shares of common stock and class B common stock issuable in connection with the conversion of the Series A Non-Voting Convertible Preferred Stock and the conversion of the preferred membership interests and class B preferred membership interests (if any) in the LLC would exceed 20% of both our voting power and number of shares of our common stock outstanding before issuance.  We also expect that such shares of common stock and class B common stock will be issued at a price less than the per share book value or per share market value on the date of the issuance.

Accordingly, in order to comply with NASDAQ Rule 5635(d), we are seeking the approval of our stockholders (the “NASDAQ Approval”) of (i) the issuance of all shares of our common stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the depositary shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of our class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in the LLC that holders of membership interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of our common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of the Warrants and of all shares of our common stock issuable upon the exercise of the Warrants assuming that such Warrants are issued.

Required Vote

NASDAQ Approval contemplated by Proposal 2 requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock and class B common stock, voting together as a single class, present in person or by proxy at the Special Meeting and entitled to vote thereon in order to be approved.  Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 2.

Pursuant to the Voting Agreements, the Greenlight Parties and Third Point have agreed to vote their shares of common stock and class B common stock to approve Proposal 2.  Collectively, the Greenlight Parties and Third Point own [                    ]% of our outstanding common stock and class B common stock as of the record date, which is sufficient to approve Proposal 2.  See “Background—Voting Agreements.”

Neither the holder of shares of Series A Non-Voting Convertible Preferred Stock, nor the holders of depositary shares (which will represent fractional interests in shares of Series A Non-Voting Convertible Preferred Stock) nor the holders of preferred membership interests or class B preferred membership interests (if any) in the LLC will be entitled to a vote on Proposal 2 as a result of any such holdings.

If Proposal 2 is approved by the stockholders, it will become effective immediately.

Recommendation of the Board

The board of directors of the Company recommends that the Company’s stockholders vote “FOR” the NASDAQ Approval contemplated by Proposal 2.

Consequences of Approval of Proposals 1 and 2

Stockholder approval of Proposals 1 and 2 will have the following consequences:

Conversion of Series A Non-Voting Convertible Preferred Stock into Common Stock.  If Proposals 1 and 2 are approved, then each share of Series A Non-Voting Convertible Preferred Stock will automatically convert into a number of shares of common stock equal to the Conversion Rate.  Upon such conversion, all shares of Series A Non-Voting Convertible Preferred Stock will cease to exist and will resume the status of authorized and unissued shares of the Company’s preferred stock, and all other rights of the holders of such Series A Non-Voting Convertible Preferred Stock will terminate.  Upon conversion of the Series A Non-Voting Convertible Preferred Stock, each depositary share shall entitle the holder thereof to receive one share of common stock and, upon the distribution of one share of common stock to the holder of each such depositary share, each such depositary share shall be automatically canceled and have no further value.

Conversion of Preferred Membership Interests.  If Proposals 1 and 2 are approved, all preferred membership interests and class B preferred membership interests (if any) in the LLC will automatically convert into membership interests on a one-for-one basis and the holders (other than BioFuel Energy Corp.) of the preferred membership interests and class B preferred membership interests (if any) will receive one share of class B common stock for each membership interest received upon conversion.  The membership interests in the LLC received upon conversion of the preferred membership interests (but not those received upon conversion of the class B preferred membership interests) would then be exchangeable (together with the corresponding shares of our class B common stock) by the holder (other than BioFuel Energy Corp.) for shares of our common stock.

Elimination of Dividend, Liquidation and Distribution Rights of Holders. The dividend rights and liquidation preferences of the Series A Non-Voting Convertible Preferred Stock and preferred membership interests and class B preferred membership interests (if any) will be eliminated upon conversion thereof.  For more information regarding such dividend rights and liquidation preferences, see “Description of Capital Stock.”

Rights of Investors. The rights and privileges associated with the common stock issued upon conversion of the Series A Non-Voting Convertible Preferred Stock and the class B common stock issued upon conversion of the preferred membership interests and class B preferred membership interests (if any) in the LLC will be identical to the rights and privileges associated with the common stock and class B common stock currently held by our existing stockholders, including as to voting rights.

Market Effects. The issuance of shares of our common stock upon conversion of the Series A Non-Voting Convertible Preferred Stock, and the potential issuance of shares of our common stock upon the elective exchange of the membership interests (and corresponding shares of class B common stock) received upon conversion of the preferred membership interests, may impact trading patterns and adversely affect the market price of our common stock.  If significant quantities of our common stock that are issued upon conversion of our Series A Non-Voting Convertible Preferred Stock or upon the elective exchange of the membership interests (and corresponding shares of class B common stock) received upon conversion of the preferred membership interests are sold into the market, it could depress the trading price of our common stock.

Voting Control by the Backstop Parties.  The Backstop Parties or their affiliates own a significant number of shares of our common stock and class B common stock.  The Greenlight Parties are affiliates of Greenlight Capital, Inc., which, as of November 12, 2010, owned 7,542,104 shares of common stock and 4,311,396 shares of class B common stock, which together represented 36.4% of our outstanding total voting stock (composed of our common stock and class B common stock) on that date.  Third Point is an affiliate of Third Point Funds, which as of November 12, 2010, owned 5,578,800 shares of common stock, which represented 17.1% of our outstanding total voting stock on that date.  Collectively, the Backstop Parties owned 53.5% of our outstanding total voting stock on that date.  If the Backstop Commitment is exercised, we expect that the Backstop Parties’ and their affiliates’ aggregate proportional ownership of our outstanding equity will increase as a result of, and in proportion to, the performance by the Backstop Parties of their Backstop Commitment.  Because the Series A Non-Voting Convertible Preferred Stock generally has no voting rights and because the preferred membership interests and class B preferred membership interests (if any) in the LLC are not accompanied by shares of class B common stock until conversion into membership interests, the increase, if any, in the voting control of the Company held by the Backstop Parties will not occur until conversion of the Series A Non-Voting Convertible Preferred Stock and of the preferred membership interests and class B preferred membership interests (if any) in the LLC following stockholder approval of Proposals 1 and 2.

No Subsequent Stockholder Approval.  The Amendment contemplated by Proposal 1 will result in an increase in the number of authorized shares of common stock under our Amended and Restated Certification of Incorporation from 100,000,000 to [             ].  We do not expect that all of these additional shares of authorized common stock will be issued or issuable upon conversion of all Series A Non-Voting Convertible Preferred Stock or upon the elective exchange of all membership interests (and corresponding shares of class B common stock) in the LLC received upon conversion of the preferred membership interests.  As a result, we expect to have additional authorized but unissued shares of common stock available following the Amendment.  Subject to NASDAQ listing requirements, our board of directors can determine whether, when and on what terms the issuance of authorized but unissued shares of common stock may be warranted in connection with any future actions without stockholder approval.  These authorized but unissued shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may also have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Potential Consequences of Failure to Approve Proposals 1 and 2

This section describes several potential consequences if our stockholders do not approve Proposals 1 and 2.  However, pursuant to the Voting Agreement, the Greenlight Parties and Third Point have agreed to vote their shares of common stock and class B common stock to approve Proposals 1 and 2, and together they own sufficient shares to approve Proposals 1 and 2.  See “Background—Voting Agreements.”

Series A Non-Voting Convertible Preferred Stock and Preferred Membership Interests Will Remain Outstanding.  Unless the stockholder approval of Proposals 1 and 2 is received or unless our stockholders approve similar proposals at a subsequent meeting, the Series A Non-Voting Convertible Preferred Stock and the preferred membership interests and the class B preferred membership interests in the LLC will not convert and will remain outstanding in accordance with their terms.

Liquidation Preference.  For so long as the Series A Non-Voting Convertible Preferred Stock remains outstanding, in the event of the liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A Non-Voting Convertible Preferred Stock are entitled to receive, before any payment or distribution is made to holders of the common stock, a liquidation preference in an amount equal to $0.56 multiplied by the quotient obtained by dividing the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment by 2,000,000.  In addition, for so long as the preferred membership interests or class B preferred membership interests (if any) in the LLC remain outstanding, in the event of the liquidation, dissolution or winding up of the LLC, the holder of each preferred membership interest or class B preferred membership interest (if any) in the LLC will be entitled to receive and to be paid out of the assets available for distribution to the members of the LLC, before any payment or distribution is made to holders of the membership interests, a liquidation preference per preferred membership interest or class B preferred membership interest in an amount equal to $0.56.

Continued Dividend Payment on Series A Non-Voting Convertible Preferred Stock and Distributions on the Preferred Membership Interests.  For so long as the Series A Non-Voting Convertible Preferred Stock remains outstanding, the holders of the Series A Non-Voting Convertible Preferred Stock will be entitled to receive dividends or distributions when, as and if such dividends or distributions are paid to the holders of our common stock.  In addition, for so long as the preferred membership interests or class B preferred membership interests (if any) in the LLC remain outstanding, holders of the preferred membership interests or class B preferred membership interests (if any) in the LLC will be entitled to pro rata distributions from the LLC, including the right to receive authorized distributions, including distributions to fund tax liabilities.  The holders of Series A Non-Voting Convertible Preferred Stock and preferred membership interests or class B preferred membership interests (if any) in the LLC are also entitled to certain other rights, and such entitlements will continue as long as the Series A Non-Voting Convertible Preferred Stock or preferred membership interests or class B preferred membership interests (if any), as applicable, remain outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of our common stock and class B common stock as of November 12, 2010, by:

•	each person who is known by us to beneficially own 5% or more of any class of our outstanding shares of common stock;

•	each member of our board of directors who beneficially owns any class of shares of our common stock;

•	each of our executive officers; and

•	all members of our board of directors and our executive officers as a group.

Beneficial ownership is determined in accordance with the SEC rules and includes voting or investment power with respect to the securities. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Unless otherwise indicated, the address for all beneficial owners is c/o BioFuel Energy Corp., 1600 Broadway, Suite 2200, Denver, Colorado 80202. At the close of business on November 12, 2010, there were 25,465,728 shares of common stock outstanding, net of 809,606 shares held in treasury, and 7,111,985 shares of class B common stock outstanding, which together constitute a total of 32,577,713 shares of outstanding voting shares of the Company. Each share of common stock and class B common stock is entitled to one vote. The percentage of common stock outstanding was determined based on 32,577,713 shares outstanding at the record date.  This table does not give effect to any changes that may result from the Rights Offering or the LLC’s Concurrent Private Placement.  It is possible that the beneficial ownership of Greenlight Capital, Inc. and its affiliates and the Third Point Funds will increase as a result of the Rights Offering and the LLC’s Concurrent Private Placement.

The persons listed below will be entitled to participate in the Rights Offering, the LLC’s Concurrent Private Placement or both (depending on whether they own shares of common stock, membership interests in the LLC (and corresponding shares of class B common stock) or both), and as a result may acquire depositary shares, preferred membership interests in the LLC or both.  As a result, they may have an interest in the success of Proposals 1 and 2.

Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Class B Common Stock	Options Exercisable	Total Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Greenlight Capital, Inc. and its affiliates 2 Grand Central Tower 140 East 45th Street, 24th floor New York, NY 10017 (1)	7,542,104	4,311,396	—	11,853,500	36.4%
Third Point Funds 390 Park Avenue, 18th floor New York, NY 10022 (2)	5,803,284	—	—	5,803,284	17.8%
Cargill, Incorporated P.O. Box 9300 Minneapolis, MN 55440	1,675,596	—	—	1,675,596	5.1%

Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Class B Common Stock	Options Exercisable	Total Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Thomas J. Edelman(3)	2,090,093	1,352,811	—	3,442,904	10.6%
Scott H. Pearce(4)	465,416	478,837	45,000	989,253	3.0%
Kelly G. Maguire(5)	42,000	—	70,500	112,500	*
Mark L. Zoeller(6)	—	—	21,000	21,000	*
Elizabeth K. Blake(7)	7,500	—	15,000	22,500	*
David Einhorn(8)	12,500	—	15,000	27,500	*
Richard I. Jaffee(9)	7,500	—	15,000	22,500	*
John D. March(10)	7,500	—	15,000	22,500	*
Mark W. Wong(11)	7,500	—	135,000	142,500	*
All Directors and Executive Officers as a group, 8 persons(12)	8,092,020	4,790,233	331,500	13,213,753	42.2%

*	less than 1%

(1)
Greenlight Capital, Inc. (“Greenlight Inc.”) is the investment manager for Greenlight Capital Offshore Partners, and as such has voting and dispositive power over 5,221,530 shares of common stock held by Greenlight Capital Offshore Partners.  Greenlight Capital, L.L.C. (“Greenlight L.L.C.”) is the sole general partner of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P., and as such has voting and dispositive power over 574,226 shares of common stock and 3,885,970 shares of class B common stock held by Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P.  DME Advisors, LP (“DME Advisors”) is the investment manager for Greenlight Reinsurance, Ltd., and as such has voting and dispositive power over 1,447,443 shares of common stock held by Greenlight Reinsurance, Ltd.  DME Management GP, LLC (“DME Management GP”) is the sole general partner of Greenlight Capital (Gold), LP, and as such has voting and dispositive power over 61,450 shares of common stock and 425,426 shares of class B common stock held by Greenlight Capital (Gold), LP.  DME Capital Management, LP (“DME Management”) is the investment manager for Greenlight Capital (Gold), LP, and Greenlight Capital Offshore Master (Gold), Ltd., and as such has voting and dispositive power over 298,905 shares of common stock and 425,426 shares of class B common stock held by Greenlight Capital (Gold), LP and Greenlight Capital Offshore Master (Gold), Ltd.  DME Advisors GP, LLC (“DME GP”) is the general partner of DME Advisors and DME Management, and as such has voting and dispositive power over 1,746,348 shares of common stock and 425,426 shares of class B common stock. David Einhorn, one of our directors, is the principal of Greenlight Inc., Greenlight L.L.C., DME Advisors, DME Management GP, DME Management and DME GP, and as such has sole voting and sole dispositive power over 7,542,104 shares of common stock and 4,311,396 shares of class B common stock held by these affiliates of Greenlight, Inc. Mr. Einhorn disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(2)
Includes shares held of record by Third Point Offshore Master Fund, L.P., Third Point Partners LP, Third Point Partners Qualified LP and Third Point Ultra Master Fund L.P., which are investment funds managed by Third Point LLC, and 224,484 shares held by an individual we believe to be affiliated with Third Point LLC.

(3)
Includes 1,156,834 shares of class B common stock subject to forfeiture under the True-Up Agreement described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2010, and 93,534 shares of common stock owned of record by Mr. Edelman’s wife, Ingrid O. Edelman, and trusts for the benefit of Mr. Edelman’s family members, of which he is a trustee. Mr. Edelman disclaims beneficial ownership of these shares of common stock, except to the extent of any pecuniary interest therein.

(4)
Includes 338,434 shares of class B common stock held in escrow and subject to forfeiture under the True-Up Agreement described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2010.  Includes options to purchase 45,000 shares of common stock granted to Mr. Pearce under our compensation plan for employees.

(5)	Includes options to purchase 70,500 shares of common stock granted to Mr. Maguire under our compensation program for employees.

(6)	Includes options to purchase 21,000 shares of common stock granted to Mr. Zoeller under our compensation program for employees.

(7)	Includes 7,500 shares of restricted common stock and options to purchase 15,000 shares of common stock granted to Ms. Blake under our compensation program for non-employee directors.

(8)
Includes 12,500 shares of restricted common stock and options to purchase 15,000 shares of common stock granted to Mr. Einhorn under our compensation program for non-employee directors. Includes only shares of common stock held directly by Mr. Einhorn. See note 1.

(9)	Includes 7,500 shares of restricted common stock and options to purchase 15,000 shares of common stock granted to Mr. Jaffee under our compensation program for non-employee directors.

(10)	Includes 7,500 shares of restricted common stock and options to purchase 15,000 shares of common stock granted to Mr. March under our compensation program for non-employee directors.

(11)	Includes 7,500 shares of restricted common stock and options to purchase 135,000 shares of common stock granted to Mr. Wong under our compensation program for non-employee directors.

(12)	Includes shares held by Greenlight Capital, Inc., which is controlled by our director, Mr. Einhorn.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of  our common stock, class B common stock, preferred stock, Series A Non-Voting Convertible Preferred Stock, depositary shares, LLC membership interests, LLC preferred membership interests, certificate of incorporation and by-laws.

Authorized Capital

Our authorized capital stock consists of 100 million shares of common stock, par value $0.01 per share, 50 million shares of class B common stock, par value $0.01 per share, and 5 million shares of preferred stock, par value $0.01 per share.

Common Stock

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote.  Holders of our common stock and class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.  We do not intend to pay cash dividends on our common stock for the foreseeable future.  However, to ensure that our public stockholders are treated fairly with the holders of membership interests in the LLC (other than BioFuel Energy Corp.), it is intended that all distributions received from the LLC, other than distributions to cover tax obligations and other corporate expenses, will be dividended to holders of our common stock.

In the event of our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

The holders of our common stock have no conversion, preemptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to our common stock.

Class B Common Stock

Holders of membership interests in the LLC (other than BioFuel Energy Corp.) also hold one share of class B common stock for each membership interest held.  Shares of our class B common stock entitle the holder to one vote for each share held of record on all matters on which stockholders generally are entitled to vote.  If a holder of our class B common stock exchanges any of its membership interests in the LLC for shares of our common stock, the shares of our class B common stock held by such holder and attributable to the exchanged LLC membership interests will automatically be transferred to BioFuel Energy Corp. and be retired without further action.

Holders of our common stock and class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of our class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution, liquidation or winding up of BioFuel Energy Corp.

Preferred Stock

Our board of directors has the authority, subject to any limitations imposed by law or NASDAQ rules, without further action by the stockholders, to issue up to 5 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series of such preferred stock.  These rights, preferences and privileges include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of that series, any or all of which may be greater than the rights of common stock.  Upon consummation of the Rights Offering, our board of directors will designate and issue 2 million shares of Series A Non-Voting Convertible Preferred Stock.

Series A Non-Voting Convertible Preferred Stock

The following description is a summary of the material terms of the certificate of designations for the Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share.  The certificate of designations and the specimen certificate for shares of the Series A Non-Voting Convertible Preferred Stock were filed as exhibits to Amendment No. 1 to the Registration Statement filed on                     , 2010.

General

Shares of the Series A Non-Voting Convertible Preferred Stock represent a single series of our authorized preferred stock.  In the Rights Offering, we are offering depositary shares representing fractional interests in shares of the Series A Non-Voting Convertible Preferred Stock.  The depositary will be the sole holder of shares of the Series A Non-Voting Convertible Preferred Stock.  The holders of depositary shares will be required to exercise their proportional rights in the Series A Non-Voting Convertible Preferred Stock through the depositary as described under “—Description of the Depositary Shares.”

Twelve business days after the consummation of the Rights Offering, we expect to issue additional depositary shares to Cargill in order to make the Cargill Stock Payment.  The depositary shares to be issued to Cargill will be issued after the depositary shares that will be issued upon expiration of the Rights Offering but will have the same rights and preferences as the depositary shares that will be issued upon expiration of the Rights Offering.  In order to issue the depositary shares that will make up the Cargill Stock Payment, we expect to designate and issue and deposit with the depositary a number of additional shares of Series A Non-Voting Convertible Preferred Stock that corresponds to the aggregate fractional interests in shares of Series A Non-Voting Convertible Preferred Stock that the newly-issued depositary shares represent.  In the event that an insufficient number of authorized shares of Series A Non-Voting Convertible Preferred Stock are available for such issuance and deposit with the depositary, we expect to establish an alternative method for satisfying the Cargill Stock Payment that is satisfactory to us, Cargill and the Backstop Parties.

When issued against the consideration therefor, the Series A Non-Voting Convertible Preferred Stock and any shares of our common stock issued upon the conversion of the Series A Non-Voting Convertible Preferred Stock will be fully paid and non-assessable.  The holders of the Series A Non-Voting Convertible Preferred Stock will have no preemptive or preferential right to purchase or subscribe for stock, obligations, warrants or other securities of the Company of any class.

The Series A Non-Voting Convertible Preferred Stock is automatically convertible, if certain conditions are met, into shares of common stock as described below under “—Automatic Conversion.”

Dividends and Other Distributions

The holders of shares of Series A Non-Voting Convertible Preferred Stock will be entitled to receive dividends or distributions (as applicable), when, as and if such dividends or distributions (as applicable) are paid to the holders of our common stock; provided that each share of Series A Non-Voting Convertible Preferred Stock shall entitle the holder to receive any such dividends or distributions (as applicable) in an amount equal to the aggregate dividends or distributions that would be entitled to be received by holders of a number of shares of common stock equal to the quotient obtained by dividing the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment by 2,000,000.

We are only obligated to pay a dividend on the Series A Non-Voting Convertible Preferred Stock if our board of directors or an authorized committee of our board declares the dividend payable and we have assets that legally can be used to pay the dividend.

Automatic Conversion

If our stockholders approve Proposals 1 and 2 of this Proxy Statement, each share of Series A Non-Voting Convertible Preferred Stock will automatically convert into a number of shares of common stock equal to the quotient obtained by dividing the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment by 2,000,000 (which we refer to as the “Conversion Rate”).

Anti-dilution; Mergers

The Conversion Rate shall be subject to certain customary anti-dilution adjustments in the event of any dividend or other distribution payable in stock, stock split, reverse split, certain other recapitalizations or similar transactions or sales of common stock at a price below $0.56 occurring after the date of issuance of the Series A Non-Voting Convertible Preferred Stock.  The Conversion Rate will not be adjusted as a result of the Cargill Stock Payment.

In addition, in the event of any consolidation, merger, combination or other transaction in which our common stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Non-Voting Convertible Preferred Stock shall at the same time be similarly exchanged or changed.

Redemption

The Series A Non-Voting Convertible Preferred Stock will not be redeemable.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, each share of Series A Non-Voting Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of common stock or any other class of capital stock or series of preferred stock established after the original issue date of the Series A Non-Voting Convertible Preferred Stock the terms of which do not expressly provide that such class or series will rank senior to or on a parity with the Series A Non-Voting Convertible Preferred Stock as to rights upon our liquidation, dissolution or winding up, but after any distribution on any class of our capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank senior to the Series A Non-Voting Convertible Preferred Stock as to rights upon our liquidation, dissolution or winding up, a liquidation preference in an amount equal to $0.56 multiplied by the quotient obtained by dividing the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment by 2,000,000, plus declared but unpaid dividends, if any.  If, upon our voluntary or involuntary liquidation, winding up or dissolution, the amounts payable with respect to the liquidation preference of the Series A Non-Voting Convertible Preferred Stock and any class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank on a parity with the Series A Non-Voting Convertible Preferred Stock as to rights upon our liquidation, dissolution or winding up (which we refer to collectively as “parity stock”) are not paid in full, the holders of the Series A Non-Voting Convertible Preferred Stock and the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference to which they are entitled.  After payment of the full amount of the liquidation preference to which they are entitled, the holders of the Series A Non-Voting Convertible Preferred Stock will have no right or claim to any of our remaining assets in the event of our liquidation, dissolution or winding up.

Neither the sale, conveyance or other transfer of all or substantially all of our assets or business (other than in connection with our liquidation, dissolution or winding up), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, dissolution or winding up.

The certificate of designations for the Series A Non-Voting Convertible Preferred Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Non-Voting Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The Series A Non-Voting Convertible Preferred Stock will have no voting rights except as set forth below or as otherwise required by Delaware law from time to time.

We will not, without the approval of at least a majority of the shares of the Series A Non-Voting Convertible Preferred Stock then outstanding (in the aggregate, voting together as a class):

•
authorize or issue additional shares of Series A Non-Voting Convertible Preferred Stock of the same series (provided that no such approval shall be required in respect of any shares of Series A Non-Voting Convertible Preferred Stock to be authorized and issued in connection with the Cargill Stock Payment);

•
authorize or issue any other series of preferred equity securities which are senior or on parity with respect to liquidation or dividend payments to the Series A Non-Voting Convertible Preferred Stock; or

•	amend our certificate of incorporation and by-laws if the amendment would adversely affect the rights, preferences or privileges of the holders of the Series A Non-Voting Convertible Preferred Stock.

Holders of the Series A Non-Voting Convertible Preferred Stock will not be entitled to vote on Proposals 1 and 2 of this Proxy Statement.

Listing

There will not be any trading market for the shares of the Series A Non-Voting Convertible Preferred Stock.

Description of the Depositary Shares

The following description is a summary of the material terms of the depositary shares.  The deposit agreement which was filed as an exhibit to Amendment No. 1 to the Registration Statement filed on                     , 2010.

General

Each depositary share will represent a fractional interest in a share of Series A Non-Voting Convertible Preferred Stock equal to the fraction determined by dividing 2,000,000 by the total number of depositary shares actually purchased in the Rights Offering and pursuant to the Backstop Commitment and will initially be evidenced by a global security, as defined in and described under “—Book-entry, Settlement and Clearance.”  Subject to the terms of the deposit agreement, each depositary share will be entitled to all rights and preferences of the Series A Non-Voting Convertible Preferred Stock, including rights upon conversion, in proportion to the fraction of a share of the Series A Non-Voting Convertible Preferred Stock such depositary share represents.

In this section, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who will own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC prior to the conversion of the Series A Non-Voting Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under “—Book-entry, Settlement and Clearance.”

Dividends and Other Distributions

The depositary will deliver any cash it receives in respect of dividends or other distributions on the Series A Non-Voting Convertible Preferred Stock to the holders of the depositary shares in proportion to the number of outstanding depositary shares held by such holders, on the date of receipt or as soon as practicable thereafter.

Record dates for the payment of dividends on the depositary shares will be the same as the corresponding record dates for the payment of dividends on the Series A Non-Voting Convertible Preferred Stock.

If the depositary determines that any dividend or other distribution of property other than cash is subject to tax or other governmental charge that the depositary is obligated by law to withhold, the depositary may dispose of all or any portion of such property, at a public or private sale, as the depositary deems necessary and practicable to pay such tax or charge, and the depositary will distribute the net proceeds of such sale or the balance of any such property, after deduction of such tax or charge, to holders of the depositary shares in proportion to the number of outstanding depositary shares that they hold.  If the depositary determines, however, that any distribution of cash or other property to certain holders (but not all holders) is subject to withholding tax, the depositary will reduce the amount of such cash distribution to such holders or use its best efforts to sell only the non-cash property distributable to such holders, as the case may be.

Conversion of Series A Non-Voting Convertible Preferred Stock

If our stockholders approve Proposals 1 and 2 of this Proxy Statement, each share of Series A Non-Voting Convertible Preferred Stock will automatically convert into a number of shares of common stock equal to the Conversion Rate.  Upon conversion of the Series A Non-Voting Convertible Preferred Stock, each depositary share shall entitle the holder thereof to receive one share of common stock and, upon the distribution of one share of common stock to the holder of each such depositary share, each such depositary share shall be automatically canceled and have no further value. The depositary will distribute the shares of common stock it receives upon conversion of the Series A Non-Voting Convertible Preferred Stock to the holders of the depositary shares entitled to receive such distribution in proportion to the number of outstanding depositary shares held by each such holder, on the date of receipt or as soon as practicable thereafter.  No fractional shares of our common stock or securities representing fractional shares of our common stock will be delivered to holders of depositary shares.  Any fractional interest in a share of our common stock resulting from the proportional distribution of common stock following the conversion of any shares of Series A Non-Voting Convertible Preferred Stock will be paid in cash based on the per share closing price (as defined in the following sentence) of our common stock at the close of business on the trading day next preceding the date of conversion.  The “per share closing price” of our common stock on any date means the closing sale price per share (or if no closing price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on The NASDAQ Global Market (or such other principal national securities exchange on which our common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the midpoint of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose).

The Conversion Rate shall be subject to certain customary anti-dilution adjustments in the event of any dividend or other distribution payable in stock, stock split, reverse split, certain other recapitalizations or similar transactions or sales of common stock at a price below $0.56 occurring after the date of issuance of the Series A Non-Voting Convertible Preferred Stock.  In the event that the Conversion Rate of the Series A Non-Voting Convertible Preferred Stock is adjusted, the one-for-one effective conversion ratio of depositary shares for common stock shall be correspondingly adjusted.  For example, if the Conversion Rate were to double as a result of a two-for-one stock split of our common stock, holders of depositary shares would then be entitled to receive two shares of common stock (rather than one) for each depositary share held.

In the event of any consolidation, merger, combination or other transaction in which our common stock is exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Non-Voting Convertible Preferred Stock shall at the same time be similarly exchanged or changed, and the holders of the depositary shares shall then be entitled to receive such other stock or securities, cash or any other property in exchange for their depositary shares.

Voting the Series A Non-Voting Convertible Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series A Non-Voting Convertible Preferred Stock are entitled to vote, the depositary will, as soon as practicable after receiving such notice, mail the information contained in the notice to the holders of the depositary shares.  Each holder of depositary shares on the record date, which will be the same date as the record date for the voting of the Series A Non-Voting Convertible Preferred Stock, may instruct the depositary to vote the amount of the Series A Non-Voting Convertible Preferred Stock represented by such holder’s depositary shares.  To the extent practicable, the depositary will vote the amount of the Series A Non-Voting Convertible Preferred Stock represented by any depositary shares in accordance with the voting instructions it receives (if any) from holders of such depositary shares.  If any holder of depositary shares instructs the depositary to vote a fractional interest of a share of the Series A Non-Voting Convertible Preferred Stock, the depositary will aggregate such interest with all other fractional interests with the same voting instruction and will submit the number of whole votes resulting from such aggregation.  We will take all reasonable action that the depositary determines is necessary to enable the depositary to vote as instructed.  If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Non-Voting Convertible Preferred Stock, it will not vote such amount of Series A Non-Voting Convertible Preferred Stock represented by such depositary shares.

Holders of the Series A Non-Voting Convertible Preferred Stock will not be entitled to vote on Proposals 1 and 2 of this Proxy Statement and, therefore, the holders of the depositary shares will not be entitled to instruct the depositary to vote any shares of Series A Non-Voting Convertible Preferred Stock on Proposals 1 and 2.

Withdrawal Rights

The holders of depositary shares will not have any rights to withdraw the shares of the Series A Non-Voting Convertible Preferred Stock represented by such depositary shares.

Redemption

The depositary shares will not be redeemable.

Form and Notices

The Series A Non-Voting Convertible Preferred Stock will initially be issued in registered form to the depositary, and the depositary shares will be issued in book-entry only form through DTC, as described under “—Book-entry, Settlement and Clearance.”  The depositary will forward to the holders of depositary shares all reports, notices and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series A Non-Voting Convertible Preferred Stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time.  However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if there has been a final distribution in respect of the Series A Non-Voting Convertible Preferred Stock, including in connection with the final conversion of all Series A Non-Voting Convertible Preferred Stock for common stock or with our liquidation, dissolution or winding up, and the conversion, repayment, redemption or distribution proceeds, as the case may be, have been distributed to the holders of the depositary shares.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so.  We also may, at any time, remove the depositary.  Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay charges of the depositary in connection with the initial deposit of the Series A Non-Voting Convertible Preferred Stock, the issuance of depositary shares, the conversion of the Series A Non-Voting Convertible Preferred Stock and the delivery of the common stock received upon such conversion.  You will pay transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Depositary

The depositary for the depositary shares will be BNY Mellon Shareowner Services.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and the depositary shares is BNY Mellon Shareowner Services.

Listing

The depositary shares will not be listed for trading on any stock exchange.  Accordingly, no assurance can be given as to the development or liquidity of any market for the depositary shares.

Book-entry, Settlement and Clearance

The Global Security

The depositary shares will be initially issued in the form of a single registered security in global form (the “global security”).  Upon issuance, the global security will be deposited with the depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of the global security with the depositary as DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the subscription agent; and

•
ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Security

All interests in the global security will be subject to the operations and procedures of DTC.  We provide the following summary of those operations and procedures solely for the convenience of investors.  The operations and procedures of DTC are controlled by that settlement system and may be changed at any time.  We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants.  DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and other organizations.  Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of the global security, that nominee will be considered the sole owner or holder of the depositary shares represented by the global security for all purposes under the deposit agreement.  Except as provided below, owners of beneficial interests in the global security:

•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•
will not be considered the owners or holders of the securities under the deposit agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the depositary under the deposit agreement.

As a result, each investor who owns a beneficial interest in the global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the deposit agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of dividends with respect to the depositary shares represented by the global security will be made by the depositary to DTC’s nominee as the registered holder of the global security.  Neither we nor the depositary will have any responsibility or liability for the payment of amounts to owners of beneficial interests in the global security, for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those beneficial interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in the global security will be governed by standing instructions and customary industry practice and will be the responsibility of those DTC participants or indirect participants and DTC.

Depositary shares in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the depositary shares only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days; or

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days.

LLC Membership Interests

Holders of membership interests in the LLC do not have any voting rights in the LLC.  They are, however, entitled to pro rata economic benefits in the LLC, including the right to receive authorized distributions, including distributions to fund tax liabilities.  Upon dissolution, liquidation or winding up of the LLC, after payment in full of all amounts required to be paid to creditors, holders of membership interests will be entitled to share in the remaining assets of the LLC available for distribution.  Holders of membership interests in the LLC (other than BioFuel Energy Corp.) may exchange their membership interests for shares of our common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.  Holders of membership interests (other than BioFuel Energy Corp.) also hold one share of class B common stock for each membership interest held that entitles the holder to the rights described under “—Common Stock—Class B Common Stock.”

LLC Preferred Membership Interests; Amended and Restated Limited Liability Company Agreement

Immediately prior to the consummation of the Rights Offering and the LLC’s Concurrent Private Placement, the LLC will amend and restate its limited liability company agreement to add the preferred membership interests as a new class of LLC membership interest.  Immediately following the consummation of the LLC’s Concurrent Private Placement, the holders of membership interests in the LLC (other than BioFuel Energy Corp.) will be entitled to receive preferred membership interests in amounts to be determined in accordance with their exercise of LLC basic purchase privileges and LLC additional purchase privileges (and, in the case of the Backstop Parties, determined in accordance with their exercise of the Backstop Commitment for preferred membership interests).  Immediately following the consummation of the Rights Offering, BioFuel Energy Corp. will contribute all proceeds of the Rights Offering to the LLC, and the LLC will issue to BioFuel Energy Corp. a number of preferred membership interests equal to the number of depositary shares that BioFuel Energy Corp. issued in the Rights Offering.

The number of preferred membership interests in the LLC held by BioFuel Energy Corp. shall at all times equal the number of depositary shares outstanding.  As a result, concurrent with the making of the Cargill Stock Payment, the LLC will issue to BioFuel Energy Corp. a number of preferred membership interests equal to the number of depositary shares issued to Cargill in the Cargill Stock Payment.

Distributions

The preferred membership interests will be entitled to pro rata distributions from the LLC on an equivalent one-to-one basis with the membership interests, including the right to receive authorized distributions, including distributions to fund tax liabilities.

Automatic Conversion

If our stockholders approve Proposals 1 and 2 of this Proxy Statement, all preferred membership interests in the LLC will automatically convert into membership interests on a one-for-one basis and the holders (other than BioFuel Energy Corp.) of the preferred membership interests will receive one share of class B common stock for each membership interest received upon conversion.  The membership interests in the LLC received upon conversion of the preferred membership interests would then be exchangeable (together with the corresponding shares of our class B common stock) by the holder (other than BioFuel Energy Corp.) for shares of our common stock.

Liquidation Preference

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the LLC, the holder of each preferred membership interest will be entitled to receive and to be paid out of the assets available for distribution to the members of the LLC, before any payment or distribution is made to holders of the membership interests, a liquidation preference per preferred membership interest in an amount equal to $0.56.  After payment of the full amount of the liquidation preference to which they are entitled, the holders of the preferred membership interests will have no right or claim to any of the LLC’s remaining assets in the event of the LLC’s liquidation, dissolution or winding up.

Voting Rights

Holders of preferred membership interests will generally not have any voting rights in the LLC.  However, the LLC will not, without the approval of the holders of at least a majority of the preferred membership interests, (i) authorize or issue additional preferred membership interests (provided that no such approval shall be required in respect of any preferred membership interests to be authorized and issued in connection with the Cargill Stock Payment) or (ii) authorize or issue any other series of preferred interests which are senior or on parity with respect to liquidation or dividend payments to the preferred membership interests (provided that no such approval shall be required in respect of any class B preferred membership interests to be authorized and issued in connection with a LLC Backstop Reallocation).

Transfer

A holder of preferred membership interests will not be permitted to transfer its preferred membership interests except (i) in the case of an individual, to immediate family members or to trusts or other entities in which all the beneficial interests are held by the individual or immediate family members and (ii) in the case of entities, to affiliates.

LLC Class B Preferred Membership Interests

In certain circumstances in connection with an LLC Backstop Reallocation, the LLC will issue class B preferred membership interests to one or more of the Backstop Parties.  The class B preferred membership interests, if issued, would have the same terms as the preferred membership interests (including as to conversion, distribution, liquidation and other rights), except that, upon conversion of such class B preferred membership interests, holders of such class B preferred membership interests would receive membership interests in the LLC that would not be exchangeable for shares of our common stock.

If any class B preferred membership interests are issued, the LLC will amend and restate its limited liability company agreement to add the class B preferred membership interests as a new class of LLC membership interest and to provide for the restriction on exchangeability of the membership interests in the LLC that such holders of class B preferred membership interests would receive upon conversion.  Although the membership interests issuable upon conversion of the class B preferred membership interests will not be exchangeable for shares of our common stock, our board of directors and the holders thereof may, in the future, agree to any such exchange.

Anti-Takeover Effects of Our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors.  These provisions may have the effect of delaying, deferring or preventing a future takeover or change in control of our company, even in those cases where such a transaction may be at a premium to the current market price of our common stock.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation provides that stockholder action (other than actions by holders of preferred stock, if any) can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.  Our by-laws provide that, except as otherwise required by law, special meetings of the stockholders can be called only by the chairman of the board, the chief executive officer or the president, or pursuant to a resolution adopted by a majority of the board of directors.  Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of candidates for election to the board of directors.  Stockholders at an annual meeting will be able to consider only proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.  Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of BioFuel Energy Corp.

Authorized but Unissued Shares

Subject to NASDAQ listing requirements, our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval.  These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock may also have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Certain Other Provisions of Our Certificate of Incorporation and By-laws and Delaware Law

Board of Directors

Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our by-laws.  Our by-laws provide that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by the board.  Our board of directors currently has seven members.

Section 203 of Delaware Law

Our certificate of incorporation expressly states that we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law.  Subject to exceptions specified therein, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change-in-control attempts.  Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

OTHER MATTERS

No business other than that set forth in the attached Notice of Special Meeting is expected to come before the Special Meeting.  However, should any other matters requiring a vote of stockholders properly arise, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be primarily by mail.  Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost.  The Company will bear the cost of such solicitation.  It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the NASDAQ schedule of charges.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings also are available on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. We incorporate by reference the following filings:

•	Current report on Form 8-K filed with the SEC on September 27, 2010;

•	Specimen Certificate for Shares of Series A Non-Voting Convertible Preferred Stock filed as Exhibit 4.2 to Amendment No. 1 to the Registration Statement filed with the SEC on [ ], 2010;

•	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock filed as Exhibit 4.3 to Amendment No. 1 to the Registration Statement filed with the SEC on [ ], 2010; and

•	Form of Deposit Agreement filed as Exhibit 4.6 to Amendment No. 1 to the Registration Statement filed with the SEC on [ ], 2010.

•	Form of Amended and Restated Rights Offering Letter Agreement filed as Exhibit 10.30 to Amendment No. 1 to the Registration Statement filed with the SEC on [ ], 2010.

•	Form of Amended and Restated Greenlight Parties’ Voting Agreement filed as Exhibit 10.33 to Amendment No. 1 to the Registration Statement filed with the SEC on [ ], 2010.

•	Form of Amended and Restated Third Point Voting Agreement filed as Exhibit 10.34 to Amendment No. 1 to the Registration Statement filed with the SEC on [ ], 2010.

You may obtain a copy of any or all of the reports or documents that have been incorporated by reference into this Proxy Statement but not delivered with this Proxy Statement at no cost by writing or telephoning us at the following address:

BioFuel Energy Corp.
Attention:  Corporate Secretary
1600 Broadway, Suite 2200
Denver, Colorado 80202
Telephone: (303) 640-6500

Any statements contained in a document incorporated by reference into this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement except as so modified or superseded.

This proxy statement or information incorporated by reference herein contains summaries of certain agreements that we have filed as exhibits to our various SEC filings.  The descriptions of these agreements contained in this Proxy Statement or information incorporated by reference herein are summaries of the material terms of the definitive agreements.  Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us in the manner specified above.

By Order of the Board of Directors,

MARK L. ZOELLER
Corporate Secretary

Dated:  [                    ], 2010